INTELLECTUAL PROPERTY TRANSFER AGREEMENT

THIS AGREEMENT made effective as the 7th day of July, 2008.

BETWEEN:

INDIGOLEAF ASSOCIATES LTD., a corporation organized under the laws of the British Virgin Islands and having a place of business at c/o Quijano & Associates (BVI) Limited, P.O. Box 3159, Road Town, Tortola, British Virgin Islands

(herein called the "Assignor")

OF THE FIRST PART

AND:

MABCURE INC. (formerly SMARTEC HOLDINGS INC.), a corporation organized under the laws of the State of Nevada and having a place of business at 3702 South Virginia Street, Suite G12 – 401, Reno, Nevada 89502, USA

(herein called the "Assignee")

OF THE SECOND PART

WHEREAS:

A.

The Assignor and the Assignee have entered into a letter agreement dated January 10, 2008 regarding, among other things, an intellectual property sale and the issuance of shares (the "Letter Agreement"); and

B.	The Assignor and the Assignee wish to perfect in the Assignee all right, title and interest in the intellectual property contemplated in the Letter Agreement.

NOW THEREFORE, be it known that, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1.	Definitions

	(a)	Where used herein or in any amendment hereto, unless the context otherwise requires, each of the words and phrases set out in Schedule "B" attached hereto will have the meanings set forth therein.

2.	Assignment and Waiver of Moral Rights

(a)

The Assignor assigns absolutely and irrevocably to the Assignee, its successors and assigns, the Assignor's entire right, title, and interest throughout the world in the Transferred Intellectual Property.

(b)

The Assignor, for itself, its officers, directors, shareholders, consultants, employees and agents and all others involved in the creation of the Transferred Intellectual Property, hereby irrevocably and in perpetuity waives, in favour of the Assignee and its successors and assigns, all moral rights in and to the Transferred Intellectual Property, including, without limitation: (i) the right to restrain or claim damages for any distortion, mutilation or other modification of the Transferred Intellectual Property or any part thereof whatsoever; (ii) the right to be associated with the Transferred Intellectual Property; and (iii) the right to restrain use or reproduction of the Transferred Intellectual Property in any context and in connection with any product or service. This waiver will be binding upon the heirs, executors, administrators, assigns and personal representatives of the Assignor, its officers, directors, shareholders, consultants, employees and agents and all others involved in the creation of the Transferred Intellectual Property.

3.	Further Assurances

(a)

After Closing, as and so often as the Assignee may require, the Assignor will, at the expense of the Assignee, execute and deliver to the Assignee, all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as in the opinion of the Assignee or its counsel are necessary or advisable to give full effect to the provisions and intent of this Agreement.

	(b)	Without limiting the foregoing, the Assignor will, at Assignee’s expense:

(i)

execute and deliver to the Assignee all documents that may be necessary or desirable to perfect the Assignee's claim to the Transferred Intellectual Property, including executing and delivering additional applications and assignments;

(ii)

execute and deliver to the Assignee all documents that may be necessary or desirable in connection with any interference, conflict or opposition proceeding relating to the Transferred Intellectual Property and co-operate with the Assignee in every way possible in obtaining evidence and going forward with such interference, conflict or opposition proceeding;

		(iii)	testify in any legal proceeding relating to the Transferred Intellectual Property; and

		(iv)	generally do everything possible to aid the Assignee, its successors and assigns, to obtain and enforce its right, title and interest in the Transferred Intellectual Property.

(c)

The Assignor authorizes and requests that any and all intellectual property offices issue to the Assignee any and all letters patent, grants of rights, certificates of registration or the like pertaining to the Transferred Intellectual Property.

4.	Representations and Warranties

(a)

The Assignor represents and warrants that it has the full authority to assign the Transferred Intellectual Property free and clear of any material charges, encumbrances, liens or claims and that it has not executed and will not execute any conflicting agreement.

(b)

The Assignor represents and warrants that it has the full authority to waive all moral rights in the Transferred Intellectual Property on behalf of itself, its officers, directors, shareholders, consultants, employees and agents, and all others involved in the creation of the Transferred Intellectual Property.

5.	Assets at Risk

(a) The Transferred Intellectual Property will be at the risk of the Assignor up to the Closing.

6.	Non-Disclosure

(a)

The Assignor, for itself, its officers, directors, shareholders, consultants, employees and agents agrees that, except with the Assignee’s express prior written consent, they each will not disseminate, disclose or use, or knowingly allow, permit or cause others to disseminate, disclose or use any of the Transferred Intellectual Property.

7.	Damages Inadequate

(a)

The Assignor acknowledges that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and hereby agrees that, in the event of a breach or threatened breach of any provision hereof, the Assignee’s rights and Assignor’s obligations hereunder will be enforceable by specific performance, injunction, or other equitable remedy.

8.	Assignment of Agreement

(a) This Agreement and the rights, duties, and obligations of the Assignor hereunder will not be assigned without the prior written and unfettered consent of the Assignee.

9.	Time of the Essence

(a) Time is of the essence of this Agreement.

10.	Laws and Courts

(a)

This Agreement will be governed and interpreted in accordance with the laws of the State of New York. All disputes arising under this Agreement will be referred to the courts of the State of New York which will have jurisdiction, but not exclusive jurisdiction, and each party hereto irrevocably submits to the non- exclusive jurisdiction of such courts.

11.	Execution
(a)

The parties hereby adopt the mark as a seal and its placement next to a signature of a party is conclusive evidence that such party is bound by the terms of this Agreement without any further consideration.

(b)	This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN TESTIMONY WHEREOF, we have hereunto set our hands.

AGREED TO BY THE ASSIGNOR:
INDIGOLEAF ASSOCIATES LTD. (Name of Assignee)	British Virgin Islands (Jurisdiction of Incorporation)
/s/ Elisha Orr (Authorized Signatory) Elisha Orr (Printed Name) First Director (Title)	15 April, 2008 (Date)
c/o Quijano & Associates (BVI) Limited, P.O. Box 3159, Road Town, Tortola, BVI (Address of Assignor)
WITNESS:

On this 15 day of April, 2008, before me personally appeared

Dr. ELISHA ORR, an authorized signatory of the Assignor

who executed the foregoing instrument as the Assignor.

Dr. Raphael Yahel
(Name of Witness)

/s/ Raphael Yahel
(Signature of Witness)

Burla 50 Tel Aviv 69364, Israel
(Address of Witness)

ACCEPTED BY THE ASSIGNEE:
MABCURE INC. (Name of Assignee)	Nevada, USA (Jurisdiction of Incorporation)
/s/ Yapp Moi Lee (Authorized Signatory) Yapp Moi Lee (Printed Name) President (Title)	April 15, 2008 (Date)
3702 South Virginia Street, Suite G12 – 401, Reno, Nevada 89502-6030, USA (Address of Assignee)
WITNESS:

On this 15th day of April, 2008, before me personally appeared

Yapp Moi Lee, an authorized signatory of the Assignee

who executed the foregoing instrument as the Assignee.

Pua Soo Siang
(Name of Witness)

/s/ Pua Soo Siang
(Signature of Witness)

3702 South Virginia Street, #C-12 – 401, Reno, NV 89502
(Address of Witness)

SCHEDULE "A"

Specifically Scheduled Intellectual Property

The Transferred Intellectual Property will include:

1.

All laboratory records associated with the generation of monoclonal antibodies, from any person or persons, including, but not limited to, laboratory notebooks, supporting materials, all experiments including protocols and testing results, and all other scientific and related notes and records.

2.

All laboratory records as described in Item 1. above, data, descriptions and materials, whether in written, audio, audio visual, CD, or any other medium relating to the generation of monoclonal antibodies.

3.

All developed or otherwise derived antibodies, all relevant know how to create such antibodies, any hybridomas, any other derivations, in whatever format, relating to the generation of monoclonal antibodies.

4.	All storage and related equipment owned containing any items described in Item (3) above.

5.

A record, in whatever form, listing or describing, in detail, approximately 5,000 "hybridoma libraries", which produce antibodies to any and all cancers, or other disease states, human or animal, including but not limited to, melanoma, ovarian carcinoma and prostate carcinoma.

6.	Specific developments, documented or otherwise, pertaining to "cancer-specific Mabs" including:

	(a)	A hybridoma (Mel 260) producing specific anti-melanoma antibody that is universal to all melanomas tested to date.

	(b)	Two screened hybridomas producing antibodies specific to prostate carcinoma.

	(c)	Two screened hybridomas producing antibodies specific to ovarian carcinomas.

7.

Any and all test data, results, clinical outcomes, in-vitro or otherwise, resulting from data or results obtained in Item 6. above, or any other results obtained from the generation of monoclonal antibodies. This, to specifically include results obtained from the use of the antibodies described above for screening (OVCA) and histopathology of clinical specimens (skin and ocular melanoma).

SCHEDULE "B"

Definitions

1.	"Closing" means the closing of the purchase and sale contemplated by the Letter Agreement.

2.	"Intellectual Property" means

	(a)	all computation and processing means, including:

(i)

all software programs (including source code, object code and all related applications and data files), whether now owned, licensed or leased, designed for use on computers and electronic data processing hardware;

		(ii)	all firmware associated therewith;

(iii)

all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such software and firmware described in the preceding clauses 2(a)(i) through 2(a)(ii); and

(iv)

all rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing;

(b)

all copyrights and all mask works, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including, without limitation, all right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world, and all applications for registration thereof, whether pending or in preparation, all copyright and mask work licenses, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit;

	(c)	all patent rights, including:

		(i)	all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world;

		(ii)	all patent licenses;

(iii)	all priority claims, reissues, divisions, continuations, continuations-in-part, extensions, renewals and re-examinations of any of the items described in clauses 2(c)(i) and 2(c)(ii);

(iv)

all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license, and all rights corresponding thereto throughout the world;

(d)	all trademark rights, including:

(i)

all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause 2(d)(i) being collectively called a "Trademark") now existing anywhere in the world, whether currently in use or not; all common law rights thereto, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country;

	(ii)	all Trademark licenses;

	(iii)	all priority claims, reissues, extensions or renewals of any of the items described in clauses 2(d)(i) and 2(d)(ii);

	(iv)	all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses 2(d)(i) through 2(d)(iii); and

(v)

all proceeds of, and rights associated with, the foregoing, including any claim against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license; and

(e)

all common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the generation of monoclonal antibodies business of the Assignor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license; and

(f)

all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software, samples, libraries, specimens, assays, antibodies and storage media or equipment that evidence or contain information relating to any of the above or are otherwise necessary in the realization thereupon.

3.

"Transferred Intellectual Property" means all of the Assignor’s Intellectual Property for the rapid and efficient generation of monoclonal antibodies against desired antigens as described in Schedule "A" attached hereto.